UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

February 13, 2006

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Blue Holdings, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)

000-33297 (Commission File Number)	88-0450923 (IRS Employer Identification No.)

5804 E. Slauson Ave.,
Commerce, CA 90040
(Address of Principal Executive Offices and zip code)

(323) 725-5555
(Registrant’s telephone number, including area code)

Marine Jet Technology Corp.
936A Beachland Boulevard, Suite 13
Vero Beach, FL 32963
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[_]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.
Item 8.01      Other Events.

        On February 13, 2006, Blue Holdings, Inc. (the “Registrant”) and its wholly-owned subsidiaries, Antik Denim, LLC (“Antik”) and Taverniti So Jeans, LLC (“Taverniti,” and together with Antik and the Registrant, the “Companies”), received a notification from FTC Commercial Corp. (“FTC”), the principal factor for each of the Companies, that any and all guaranties executed by Blue Concept, LLC in favor of FTC in connection with obligations due to FTC from time to time by the Registrant, Antik and/or Taverniti, under their respective factoring agreements, were no longer required and accordingly deemed terminated as of November 1, 2005. Blue Concept, LLC is a limited liability company co-owned by Paul Guez, the Registrant’s Chairman, Chief Executive Officer, President and majority shareholder, and Elizabeth Guez, Mr. Guez’ spouse and a shareholder and former Chief Operating Officer of the Registrant.

        The obligations under the separate factoring agreements between FTC and each of the Companies continue to be guaranteed by a personal guaranty issued by Mr. Guez. Additionally, the obligations under the separate factoring agreements between FTC and each of Antik and Taverniti continue to be guaranteed by a personal guaranty issued by the Paul and Elizabeth Guez Living Trust dated February 13, 1998, a living trust whereby each of Mr. and Mrs. Guez serve as co-trustees.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Blue Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2006	BLUE HOLDINGS, INC. By: /s/ Patrick Chow _____________________________________ Patrick Chow, Chief Financial Officer and Secretary

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